Exhibit 99.1

GameStop Announces Appointment of Daniel A. DeMatteo as Interim Chief Executive Officer and Resignation of Michael K. Mauler

Grapevine, Texas (May 11, 2018)-GameStop Corp. (NYSE: GME), today announced that the company’s Board of Directors has appointed Daniel A. DeMatteo as interim chief executive officer following the resignation of Michael K. Mauler for personal reasons, effective immediately. Mr. DeMatteo, one of the company’s co-founders, will continue to serve as executive chairman and director. In the past, Mr. DeMatteo has served as the company’s chief executive officer and in a variety of board and executive roles since November 1996.

Mr. DeMatteo stated, “Given my tenure and familiarity with the company and our associates, it’s a natural step for me to assume this role and guide the business at this time while the board searches for a permanent CEO. I’m happy to have Rob Lloyd, our CFO, and his 22 years of experience with GameStop alongside me as we work towards executing against our 2018 objectives. We continue to believe in GameStop and the many passionate associates that drive our business and are encouraged by the opportunities ahead of us.”

Robert A. Lloyd has been with GameStop since 1996 and has held various financial and leadership roles of increasing responsibility prior to being named chief financial officer in 2010.
About GameStop
GameStop Corp., a Fortune 500 company headquartered in Grapevine, Texas, is a global, multichannel video game, consumer electronics and wireless services retailer. GameStop operates over 7,200 stores across 14 countries. The company's consumer product network also includes www.gamestop.com; Game Informer® magazine, the world's leading print and digital video game publication; and ThinkGeek, www.thinkgeek.com, the premier retailer for the global geek community featuring exclusive and unique video game and pop culture products. Our Technology Brands segment includes nearly 1,400 Spring Mobile AT&T and Simply Mac stores. Spring Mobile, www.springmobile.com, sells all of AT&T’s products and services, including DIRECTV, devices and related accessories in select markets in the U.S. Simply Mac, www.simplymac.com, sells the full line of Apple products, including laptops, tablets, and smartphones and offers Apple certified warranty and repair services.
General information about GameStop Corp. can be obtained at the company’s corporate website. Follow @GameStop and @GameStopCorp on Twitter and find GameStop on Facebook at www.facebook.com/GameStop.
Safe Harbor
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current beliefs, views, estimates and expectations, including as to the Company’s industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. Such statements include without limitation those about the Company’s outlook for fiscal 2018, future financial and operating results, projections, expectations and other statements that are not historical facts. Forward-looking statements are subject to significant risks and uncertainties and actual results may differ materially from those reflected or described in the forward-looking statements. The following factors, among others, could cause actual results to differ from those reflected or described in the forward-looking statements: our inability to obtain sufficient quantities of product to meet consumer demand; the timing of release and consumer demand for new and pre-owned products; our ability to continue to expand, and successfully open and operate new stores for our collectibles and technology brands businesses; risks associated with achievement of anticipated financial and operating results from acquisitions; our ability to sustain and grow our console digital video game sales; the impact of goodwill and intangible asset impairments; cost reduction initiatives, including store closing costs; risks related to changes in, and our continued retention of, executive officers and other key personnel; changes in consumer preferences and economic conditions; increased operating costs, including wages; cyber security events and related costs; risks associated with international operations; changes to our wireless industry partnerships and operations; increased competition and changing technology in the video game industry; changes in domestic or foreign laws and regulations that reduce consumer demand for, or increase prices of, our products or otherwise adversely affect our business; our effective tax rate and the factors affecting our effective tax rate, including changes in international, federal or state tax, trade and other laws and regulations; the costs and outcomes of legal proceedings and tax audits. Additional factors that could cause our results to differ materially from those reflected or described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K for the fiscal year ended February 3, 2018 filed with the SEC and available at the SEC's Internet site at http://www.sec.gov or http://investor.GameStop.com. Forward-looking statements contained in this press release speak only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

INVESTOR & MEDIA RELATIONS CONTACTS:
Mike Loftus
Vice President, Global Controller and Investor Relations
investorrelations@gamestop.com

Joey Mooring
Senior Director, Corporate Communications
joeymooring@gamestop.com